UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2022

CHECKMATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39425	36-4813934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Checkmate Pharmaceuticals, Inc.

245 Main Street, 2nd Floor

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

(617) 682-3625

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CMPI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging Growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2022, Checkmate Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Regeneron Pharmaceuticals, Inc., a New York corporation (“Parent”), and Scandinavian Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), dated as of April 18, 2022. Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, on May 31, 2022, Purchaser completed a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at a price per share of $10.50, to be paid to the seller in cash, without interest (the “Offer Price”) and subject to reduction for any applicable withholding of taxes required by applicable law.

The Offer expired at one minute after 11:59 p.m. Eastern Time on May 27, 2022. According to the depositary for the Offer, 18,471,314 shares of Common Stock were validly tendered and not withdrawn in the Offer, representing approximately 83.8% of the outstanding shares of Common Stock. The number of shares of Common Stock tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn shares of Common Stock that, considered together with all other shares (if any) beneficially owned by Parent and its affiliates, represent one more share than 50% of the total number of shares of Common Stock outstanding at the time of the expiration of the Offer. On May 31, 2022, all conditions to the Offer having been satisfied or waived, Parent and Purchaser accepted for payment all shares of Common Stock validly tendered and not validly withdrawn.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and on May 31, 2022, Purchaser merged with and into the Company, with the Company as the surviving corporation in the merger (the “Merger”). The Merger was completed pursuant to Section 251(h) of the DGCL, with no stockholder vote required. At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Common Stock (other than (i) shares of Common Stock with respect to which the holders thereof have properly exercised and perfected demands for appraisal of such shares in accordance with Section 262 the DGCL, (ii) shares of Common Stock that were owned by the Company as treasury stock, and (iii) shares of Common Stock then held by Parent or Purchaser) were converted automatically into and thereafter represent only the right to receive $10.50 in cash, without interest and subject to any applicable withholding of taxes required by applicable law.

In addition, by virtue of the Merger and without any action on the part of any holder thereof, each outstanding and unexercised option to purchase shares of Common Stock (a “Company Option”), whether or not vested, that had a per share exercise price that was less than the Merger Consideration (as defined in the Merger Agreement) (an “In the Money Option”) was cancelled and the holder thereof is entitled to receive a cash payment equal to (A) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per share under such In the Money Option, multiplied by (B) the total number of shares subject to such In the Money Option immediately prior to the Effective Time.

At the Effective Time, each Company Option other than an In the Money Option that was outstanding and unexercised, whether or not vested, was cancelled with no consideration payable in respect thereof.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 19, 2022, and which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on May 31, 2022, Purchaser irrevocably accepted for payment all shares of Common Stock validly tendered and not validly withdrawn pursuant to the Offer on or prior to the expiration of the Offer. On May 31, 2022, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

The aggregate consideration payable by Purchaser to acquire the shares of Common Stock in the Offer and the Merger, together with the amounts payable in respect of In the Money Options outstanding immediately prior to the Effective Time, is approximately $250 million. Parent and its controlled affiliates advanced to Purchaser the funds necessary to consummate the Offer and the Merger and to pay the related fees and expenses.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company notified The Nasdaq Global Market (“NASDAQ”) of the consummation of the Merger and requested that NASDAQ (i) halt trading in the shares of Common Stock, (ii) suspend trading of and delist the shares of Common Stock and (iii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all shares of Common Stock from NASDAQ and the deregistration of such shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the shares of Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Effective Time, each of Alan Bash, Peter Colabuono, Keith Flaherty, Alan Fuhrman, Oren K. Isacoff, Michael Powell, Jon Wigginton and Joy Yan resigned and ceased to be directors of the Company and members of any committee of the Company’s Board of Directors. These resignations were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Effective immediately following these resignations, Nouhad Husseini became the sole director of the Company. In addition, in connection with the closing of the Merger, the Company’s Board of Directors appointed Nouhad Hussieni as Managing Director and Robert E. Landry as Chief Financial Officer. Information about the new director and executive officers is contained in the Offer to Purchase, dated May 2, 2022, filed by Parent and Purchaser as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO on May 2, 2022, which information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of April 18, 2022, by and among Checkmate Pharmaceuticals, Inc., Regeneron Pharmaceuticals, Inc., and Scandinavian Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 19, 2022).
3.1	Fifth Amended and Restated Certificate of Incorporation of Checkmate Pharmaceuticals, Inc. (filed herewith).
3.2	Third Amended and Restated Bylaws of Checkmate Pharmaceuticals, Inc. (filed herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKMATE PHARMACEUTICALS, INC.

Date: May 31, 2022	By:	/s/ Nouhad Husseini
Nouhad Husseini
Managing Director